Exhibit 99.1

Media Relations Contact:

Brian Ziel (408.658.1540)

brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES EARLY TENDER OFFER RESULTS AND AMENDS CASH TENDER OFFER FOR OUTSTANDING 7.75% SENIOR NOTES DUE 2018 AND 6.80% SENIOR NOTES DUE 2016

CUPERTINO, CA — May 31, 2013 — Seagate Technology plc (NASDAQ: STX) today announced the early tender results of the cash tender offer announced by its wholly owned subsidiary, Seagate HDD Cayman (“HDD Cayman”), on May 16, 2013 (the “Tender Offer”) to purchase the outstanding 7.75% Senior Notes due 2018 (the “2018 Notes”) and 6.800% Senior Notes due 2016 (the “2016 Notes”) described below. As of the previously announced early tender date at 5:00 p.m., New York City time, on May 30, 2013, HDD Cayman had received tenders for an aggregate principal amount of approximately $398 million of the 2018 Notes and an aggregate principal amount of approximately $190 million of the 2016 Notes.

HDD Cayman also announced today that it has increased the aggregate principal amount of notes that it has offered to purchase in the Tender Offer from $250 million to $700 million. In addition, HDD Cayman has announced that it has extended the period during which notes validly tendered (and not validly withdrawn) are eligible to receive the Early Tender Premium described below from the previously announced early tender date of May 30, 2013 until June 13, 2013. The Tender Offer will expire at 11:59 p.m., New York City time, on June 13, 2013, unless extended or earlier terminated by HDD Cayman (such date and time, as it may be extended or earlier terminated, the “Expiration Date”).

Both the Withdrawal Date (as defined in the Offer to Purchase) and the Expiration Date remain unchanged. Because the Withdrawal Date has passed, holders who validly tender their notes or have already tendered their notes may no longer withdraw such notes.

This announcement amends HDD Cayman’s Offer to Purchase, dated May 16, 2013 (as amended, the “Offer to Purchase”) and the related Letter of Transmittal (as amended, the “Letter of Transmittal”) to change the “Maximum Tender Amount” to $700 million and to change the “Early Tender Date” to 11:59 p.m., New York City time, on June 13, 2013, unless extended by HDD Cayman. Other than the Maximum Tender Offer Amount and Early Tender Date, all terms and conditions of the Tender Offer described in the Offer to Purchase and the Letter of Transmittal remain unchanged.

The following table identifies the notes to which the Tender Offer relates, Tender Offer Consideration, Early Tender Premium and Total Consideration offered pursuant to the Tender Offer.  The Tender Offer Consideration will equal the Total Consideration less the Early Tender Premium set forth in the table below.

Title of Security	CUSIP	Acceptance Priority Level	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)
7.75% Senior Notes due 2018 (the “2018 Notes”)	81180WAE1	1	$672,115,000	$1,107.50	$30.00	$1,137.50
6.800% Senior Notes due 2016 (the “2016 Notes”)	81180RAE2	2	$600,000,000	$1,132.50	$30.00	$1,162.50

(1)           Per $1,000 principal amount of notes validly tendered and accepted for purchase.

HDD Cayman currently expects that notes validly tendered will be settled on June 14, 2014. Due to the extension of the Early Premium Date discussed above, all notes validly tendered prior to 11:59 p.m., New York City time, on June 13, 2013 (and not validly withdrawn) are eligible to receive the Total Consideration listed above, which includes the Early Tender Premium. Holders of notes accepted for purchase will also receive payment of the applicable accrued and unpaid interest on such notes from the last interest payment date applicable to such notes to, but not including, the applicable date of payment for such notes.

Notwithstanding any other provision of the Tender Offer, HDD Cayman’s obligation to accept for purchase and to pay for notes that are validly tendered (and not validly withdrawn) pursuant to the Tender Offer is subject to the Maximum Tender Amount.  If the aggregate principal amount of notes validly tendered (and not validly withdrawn) exceeds the Maximum Tender Amount, HDD Cayman shall determine the notes to purchase based upon the Acceptance Priority Levels and proration procedures described in the Offer to Purchase.

The obligation of HDD Cayman to accept for purchase and pay for notes validly tendered pursuant to the Tender Offer is conditioned on satisfaction or waiver of a number of conditions set forth in the Offer to Purchase. The Tender Offer is not conditioned upon any minimum principal amount of notes being tendered and HDD Cayman may amend, extend, terminate or withdraw the Tender Offer in whole or with respect to one or more series of notes at any time, subject to applicable law.

Morgan Stanley & Co. LLC is the sole dealer manager (the “Dealer Manager”) for the Tender Offer.  Questions regarding the Tender Offer may be directed to them at 1 (800) 624-1808 (toll free) or 1 (212) 761-1057 (collect).  Global Bondholder Services Corporation has been retained as depositary and information agent for the Tender Offer.  Requests for documents may be directed to Global Bondholder Services Corporation by telephone at 1 (866) 873-5600 (toll free) or 1 (212) 430-3774 (direct) or in writing at 65 Broadway — Suite 723, New York, NY 10006.  HDD Cayman is making the Tender Offer only by, and pursuant to the terms and conditions set forth in, the Offer to Purchase and the related Letter of Transmittal, each as amended hereby.  Holders are encouraged to read all of the documents relating to the Tender Offer carefully before taking action with respect to the Tender Offer.

None of Seagate Technology plc (the “Company”), HDD Cayman or their affiliates, their boards of directors, the Dealer Manager, the depositary and information agent or the trustees for the notes, makes any recommendation as to whether holders of the notes should tender or refrain from tendering the notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The Tender Offer is made only by the Offer to Purchase and the accompanying Letter of Transmittal. The Tender Offer is not being made to holders of notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of HDD Cayman by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Seagate Technology plc

Seagate Technology plc is a world leader in hard disk drives and storage solutions.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies, expectations and the outcome of the Tender Offer. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition and HDD Cayman’s ability to execute the Tender Offer as described in the Offer to Purchase and Letter of Transmittal. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, changes in the credit markets and interest rates and the performance of the Dealer Manager and other third parties involved in the execution of the Tender Offer. Additional information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 31, 2012, January 29, 2013 and May 1, 2013, Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC January 29, 2013 filed with the SEC on January 31, 2013 and the Company’s Annual Report on Form 10-K filed with the SEC on August 8, 2012, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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